Exhibit 99-B4.5




















































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                   Aetna Life Insurance and Annuity Company

                                 ENDORSEMENT

The Contract  and Certificate are hereby endorsed as follows:

1. This endorsement applies only to Individual Accounts established with Net Contributions from exchanged Aetna contracts.

2. The Guaranteed Interest Rate section of the Specifications is replaced with the following:
  There is a guaranteed interest rate for Contributions(s) held in the Fixed Plus Account, the Fixed Account and the GA Account (see Contract Schedule I).

3.  Add the following section to Contract Schedule I:

      Fixed Account
------------------------------------------------------------------------------
      Minimum Guaranteed Interest Rate:
                         [3%] (effective annual rate of return).

4. Replace the section entitled Separate Account and GA Account under Contract Schedule I with the following:

      Separate Account, Fixed Account and GA Account
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      Withdrawal Fee:

            For each withdrawal from an Individual Account, the Withdrawal Fee will vary according to the number of purchase payment cycles completed for the Individual Account being surrendered. The number and amount of purchase payments to be made in a cycle is chosen by the Participant. A purchase payment cycle is completed when this chosen number and amount of purchase payments have been made. The number of purchase payment cycles completed may not be greater than the number of whole years since the Individual Account was established under this or any other exchanged Aetna contract. The number of purchase payment cycles completed equals the total number completed under this contract and under other Aetna contracts from which Net Contributions to this Contract have been transferred from (exchanged contracts). For each withdrawal, the fee will be as follows:


               Number of Purchase Payment Cycles Completed        Withdrawal
            Fee

               Fewer than 5                                       5%
               5 or more, but fewer than 7                        4%
               7 or more, but fewer than 9                        3%

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               9 or more, but fewer than 10                       2%
               10 or more                                         0%



















































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            For each withdrawal from an Individual Account maintained pursuant to a lump-sum payment, the Withdrawal Fee will vary according to the period of time between the Effective Date of the Individual Account under your previous exchanged Aetna contract and the date of withdrawal as follows:

                  If Period of Time is                            Withdrawal
Fee
                  Fewer than 5 years                              5%
                  5 or more, but fewer than 6 years               4%
                  6 or more, but fewer than 7 years               3%
                  7 or more, but fewer than 8 years               2%
                  8 or more, but fewer than 9 years               1%
                  9 or more years                                 0%

                      The withdrawal fee will not be deducted from any portion
                  of the Individual Account Current Value which is paid:


               -  Due  to  the  Participant's  death before  Annuity  payments begin;
               -  Used to purchase Annuity benefits;
               -  Due to the election of the  Estate Conservation Option (ECO)
                  or the Systematic Withdrawal Option (SWO) (see Section IV);
               -  In an amount equal to  or less than [10%] of  the Individual
                  Account Current Value, as part of the first partial withdrawal request in a calendar year to a Participant who is at least age 59 1/2 and less than 70 1/2. The Individual Account Current Value is calculated as of the date the partial withdrawal request is received in good order at Aetna's Home Office. Any outstanding loans from the Individual Account are excluded when calculating the Individual Account Current Value. This provision does not apply to partial withdrawal due to loan defaults made from the Individual Account and does not apply to full withdrawal requests. This provision may not be exercised if SWO is elected;
               - When the Individual Account(s) Current Value is [$3,500] or less and no amount has been withdrawn, taken as a loan or used to purchase Annuity benefits during the prior [12] months;
               - To relieve a Participant's "financial hardship," as may be allowed for Annuity contracts under Section 403(b) of the Code or other applicable Internal Revenue Service rules or regulations; or
               - On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.
               - The Withdrawal Fee will never exceed 8 1/2% of the total Contributions made to the Individual Account.



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5.   Replace the section entitled Separate  Account, GA Account, and the Fixed
Plus Account with the following:

      Separate Account, GA Account, Fixed Account and Fixed Plus Account
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      Transfers:
            An unlimited number of Transfers may be made during the Accumulation Period.
      Maintenance Fee:
            An annual Maintenance  Fee may  be charged, as  determined by  the value of total assets held by Aetna under this Contract and other Aetna contracts of the same class, on each anniversary date of this Contract. The Maintenance Fee may go up or down each year. Where applicable, the Maintenance Fee will be charged for each Participant in the Contract.

               Total Assets                                       Maintenance
Fee

               Less than    $  500,000                            $25.00
               500,000   -   1,000,000                            $25.00
               1,000,001 -   5,000,000                            $25.00
               5,000,001 -  15,000,000                            $25.00
               Greater than 15,000,000                            $25.00

               Initial charges will be based on Aetna's estimated year end asset level for the Contract Holder.

      Systematic Withdrawal Option (SWO):
            The Specified Payment or Specified Percentage may not be greater than 20% of the Individual Account's Current Value at the time of election. The Specified Period may not be less than 5 years.

      Loan Interest Rate:
            a) Plans  subject to ERISA:   a Loan  Interest Rate is  set on the
               first business day of each month. For each loan, the initial Loan Interest Rate is equal to the Monthly Average Corporates for the calendar month beginning two months before the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least [0.5%] higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate.

            b) Plans not subject  to ERISA:  [6%] on an annual basis.

                  See Section I. - DEFINITIONS for explanations.


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6.   Replace the section entitled Annuity  Option 2 under Contract Schedule II with the following:

      Annuity Option 2:
            For amounts invested in the Fixed Account, GA Account or one or more of the Fund(s), the number of years must be at least [five
            (5)] and not more than [thirty (30)] and the Annuity may be a Fixed or Variable Annuity.

            For amounts invested in the Fixed Plus Account, the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity must be a Fixed Annuity.

7.  Add the following Definition:
            Fixed Account:
               An accumulation option with a guaranteed minimum interest rate shown on the Contract Schedule I. Aetna may credit a higher rate which is not guaranteed.

8.  Replace the definition entitled Current Value with the following:
            Current Value:

               For an Individual Account, the Current Value is the total of:
               a)    The amount,  if any,  in  the  Fixed Plus  Account,  with
                     interest earned to date;
               b)    The  amount, if  any, in  the GA  Account, with  interest
                     earned to date;
               c)    The amount, if any  in the  Fixed Account, with  interest
                     earned to date; and
               d)    The value  of all Fund  Record Units, if  any, as  of the
                     most recent Valuation Period; plus
               e)    Any amount due to experience credits; less
               1     Any Maintenance Fee(s) due.

9.  Replace the definition entitled Transfer with the following:

            Transfer:
                  The  movement  of  invested   amounts  among  the  available
                  Fund(s), the Fixed Plus Account, the Fixed Account and the GA Account during the Accumulation Period.

10.  Replace the section entitled Net Contributions with the following:

            Net Contribution(s):
               The Net Contribution equals the actual Contribution less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (See Section
               V). If Aetna determines that under applicable state law, it must pay a premium tax when the Contribution is received, or at any other time, it may deduct the tax at that time. The Net Contribution(s) may be allocated among the following investment options:

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                  1  The Fixed Plus Account; and
                  2 The current Deposit Period(s) for Guaranteed Terms under the GA Account; and
                  3  The Fund(s) in which the Separate Account invests.


                  The Fixed Account is an investment option available only for Net Contributions previously allocated to the Fixed Account under Aetna contracts that are exchanged into this Contract.


                  The Contract Holder must tell Aetna the percentage of all Net Contributions to allocate to one or more of the investment options. The Contract Holder or, if permitted by the Contract Holder, the Participant may change the allocation of future Net Contributions at any time, without charge. Aetna reserves the right to require a minimum Contribution amount per Individual Account.

11.  Replace the section entitled Transfer(s) with the following:

            Transfer(s):
               Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Individual Account may be transferred from any Fund, or the GA Account:
               1  To any other allowable Fund; or
               2  To the Fixed Plus Account; or
               3 To any Guaranteed Term of the GA Account with a different classification available in the current Deposit Period.

               No Transfers will be allowed into the Fixed Account.

               Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term classification, the amount transferred will be withdrawn from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

               Amounts applied to Guaranteed Terms of the GA Account may not be transferred to the Funds, the Fixed Plus Account or to another Guaranteed Term during the Deposit Period or 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.
               Transfers from Guaranteed Terms of the GA Account are subject to the MVA provisions of 3.08.

               Each Calendar year, 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s) and/or to the GA Account's then-current Deposit Period. Such transfer will be without charge and will not be allowed under an Annuity

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               Option.   Transfers will be permitted to the Fixed Plus Account
               without regard to these limitations. At its discretion, Aetna may allow Contract Holders to transfer a larger percentage
               and/or take  multiple transfers in  a calendar year.   If Aetna
               so allows, Aetna reserves the right to reinstate the transfer limitations without notice.

               During each rolling twelve (12) month period, up to 20% of the Current Value held in the Fixed Plus Account may be transferred to one or more of the Fund(s), and/or the GA Account's then-current Deposit Period. The 20% limit is reduced by any partial withdrawals, loans or amounts used to purchase an Annuity during the twelve (12) month period. Aetna reserves the right to include amounts paid under ECO and SWO provisions for purposes of applying this 20% limit. This limit is waived when the balance in the Fixed Plus Account is $1,000 or less on the date the Transfer request is received in good order at Aetna's Home Office.

               The Contract Holder, or Participant if authorized in writing by the Contract Holder, may make an unlimited number of Transfers during the Accumulation Period.

12. Replace the section entitled Notice to the Contract Holder with the following:

      Notice to the Contract Holder:
            Each year, Aetna will notify the Contract Holder of:
            1  The value of any amounts held in:
               1)    The Fixed Plus Account,
               2)    The GA Account,
               3)    The Fixed Account,
               4)    The Fund(s) for the Separate Account;

            a) The number of any Fund record units;
               1  The Fund record unit Value(s);
               2  The Loan Account balance; and
               3  The amount available for withdrawal.

               This information will be as of a date no more than sixty (60) days before the date of the notice.

13.  Replace the section entitled Withdrawal Value with the following:

            Withdrawal Value:

               After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the withdrawal of any portion of an Individual Account from the Fund(s), the Fixed Account or the GA Account shall be reduced by a Withdrawal Fee, if applicable. The Withdrawal Fee will be in accordance with the Withdrawal Fee table in Contract Schedule I.

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               No Withdrawal Fee is  deducted from any portion of  the Current
               Value which is paid from the Fixed Plus Account.

               For a partial or full withdrawal from any Individual Account, Aetna must receive written direction from the Contract Holder on a form acceptable to Aetna. If the Contract is subject to ERISA, this direction must include certification that all of the REA waiver and spousal consent requirements have been satisfied. Aetna may defer payment of the withdrawal value until appropriate Contract Holder certification is received.

14. Replace the section entitled Withdrawal Fee Applicable to Funds and GA Account with the following:

      Withdrawal Fee Applicable to Funds, the Fixed Account and GA Account:

            A Withdrawal Fee (Deferred Sales Charge) may apply to withdrawals from the GA Account, the Fixed Account and/or Funds. For each withdrawal, the withdrawal fee will be determined as shown on Contract Schedule I.

            During each rolling 12-month period, up to 20% of the Current Value in the Fixed Plus Account may be withdrawn as a partial surrender. This 20% limit is reduced by any amount(s) transferred, taken as a loan or used to purchase an Annuity during the 12 month period. The 20% limit applicable to partial surrenders from the Fixed Plus Account will be waived when the partial surrender is due to one of the conditions set forth in Contract Schedule I. The waiver will apply provided the partial surrender is taken pro-rata from the Fixed Plus Account, the GA Account, and the Fund(s). Aetna reserves the right to include amounts paid under the ECO and SWO provisions for purposes of applying the 20% limit. However, the SWO provision is not available if the Contract Holder on behalf of the Participant requested a Fixed Plus Account Transfer or surrender within the current 12 month period.

15. Replace the fourth sentence of the section entitled Reinstatement with the following:

      Amounts will be reinstated among the Fixed Plus Account, the GA Account, the Fixed Account and/or the Fund(s) for the Separate Account in the same proportion as they were at the time of withdrawal.

16. Replace a) under the section entitled Estate Conservation Option with the following:

      1 With the Estate Conservation Option (ECO) a portion of the Individual Account Current Value is automatically surrendered and distributed each year without incurring a Withdrawal Fee. Each payment will be withdrawn from the Individual Account in the same proportion as assets are held in the Funds, the GA


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               Account, the  Fixed Account and  the Fixed Plus  Account on the
               date the payment is made.

17. Replace a) under the section entitled Systematic Withdrawal Option with the following:

            2 With the Systematic Withdrawal Option (SWO) a portion of the Individual Account Current Value is automatically distributed each year without incurring a Withdrawal Fee. A SWO payment will be calculated on the Individual Account's Current Value. Each payment will be withdrawn from the Individual Account in the same proportion as assets are held in the Funds, the GA
               Account, the Fixed Account and the Fixed Plus Account on the date the payment is made. SWO payments may not be elected if a loan is outstanding under an Individual Account.


                                                                  /s/
                                                                  President


































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